Exhibit 99.2
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FOR IMMEDIATE RELEASE

January 9, 1996 -- NationsBank announced it has completed the acquisition of Bank South Corporation, effective today.

Bank South shareholders will receive a 0.44 share of NationsBank common stock for each share of Bank South common stock. There are approximately 58 million shares of Bank South stock outstanding. As of September 30, 1995, Bank South had $7.7 billion in assets and $5 billion in deposits.

Headquartered in Charlotte, N.C., NationsBank has a retail banking franchise in nine states and the District of Columbia. As of September 30, 1995, NationsBank had total assets of $182 billion.


Contact:	Scott Scredon, NationsBank, (404) 607-5225